CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Hihglights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information in this Registration Statement (Form N-1A No. 33-54632, 1933 Act Port-Effective Amendment No. 17) of The Pierpont Funds.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, NY
December 19, 1995